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                                                                     Exhibit 1.1

                       CITICORP MORTGAGE SECURITIES, INC.

                 REMIC PASS-THROUGH CERTIFICATES, SERIES 2006-2

                             UNDERWRITING AGREEMENT

                                                                  March 17, 2006

To: HSBC Securities (USA) Inc., as Underwriter
    452 Fifth Avenue
    New York, New York 10018

Ladies and Gentlemen:

     Citicorp Mortgage Securities, Inc., a Delaware corporation ("CMSI"), proposes to sell to you, as underwriter (the "Underwriter"), the offered class A and class B REMIC Pass-Through Certificates (the "offered certificates") described in Schedule I. The offered certificates evidence ownership interests in a trust (the "Trust") consisting of the mortgage loans described in Schedule I (the "mortgage loans") and related property. The mortgage loans were originated or acquired by the affiliates of CMSI identified in Schedule I (the "originators"), and will have, at the close of business on the "cut-off date" specified in Schedule I, the aggregate principal balance set forth in Schedule
I. CMSI will elect to treat the Trust, or one or more segregated pools of assets within the Trust, as one or more real estate mortgage investment conduits (each a "REMIC") for purposes of federal income taxation. The offered certificates are to be issued under a pooling and servicing agreement (the "Pooling Agreement"), dated as of the cut-off date, between CMSI, as Depositor, CitiMortgage, Inc. ("CMI"), as Servicer and Master Servicer, U.S. Bank National Association, in its individual capacity and as Trustee (in such capacity, the "Trustee"), and Citibank, N.A., in its individual capacity and as Paying Agent, Certificate Registrar and Authentication Agent.

     CMSI, Citigroup Inc., and the Underwriter agree as follows:

1.   PURCHASE AND SALE

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement, CMSI agrees to sell to the Underwriter, and the Underwriter agrees to purchase from CMSI, all of the offered certificates at the purchase price set forth in Schedule I.

2.   DELIVERY AND PAYMENT

     CMSI will deliver one or more certificates representing each class of offered certificates to the Underwriter's account at the office, on the date and at the time (the


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"closing date") specified in Schedule I against payment by the Underwriter of the purchase price to or upon the order of CMSI in the manner provided in
Schedule I. Unless otherwise specified in Schedule I, the offered certificates will be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"), and the interests of beneficial owners of such offered certificates will be represented by book entries on the records of DTC and its participants. Definitive Certificates representing the offered Certificates will be available as set forth in Schedule I.

     CMSI will have the offered certificates available for inspection by the Underwriter in New York, New York, one business day prior to the closing date.

3.   REGISTRATION STATEMENT AND PROSPECTUS

     (a) CMSI represents and warrants to the Underwriter that CMSI has filed a registration statement (File No. 333-130333), including a prospectus, with the Securities and Exchange Commission (the "Commission") on Form S-3 that is effective under the Securities Act of 1933, as amended (the "Securities Act") and no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been initiated by the Commission. CMSI further represents and warrants to the Underwriter that CMSI is not an "ineligible issuer" as defined in Rule 405 under the Securities Act, at the date specified in paragraph 3.ii of such definition.

Such registration statement, as revised, amended or supplemented, including by the filing of the Prospectus (as defined below), will at the relevant date be the "Registration Statement" at that date. As used in this Agreement, the Registration Statement will include, at the date of their filing, any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference into the prospectus included in the Registration Statement pursuant to Item 12 of Form S-3 under the Securities Act, and the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus will refer to and include the filing of any document under the Exchange Act so incorporated by reference.

     (b) The Underwriter will advise CMSI of the final structure of the offered certificates sufficiently in advance of the closing date so that CMSI can prepare a final prospectus relating to the offered certificates (the "Prospectus") for delivery to the Underwriter no later than the closing date. CMSI will use its best efforts to deliver the Prospectus to the Underwriter as soon as reasonably practicable following the Underwriter's advice of the final structure of the offered certificates. CMSI will file the Prospectus with the Commission pursuant to and in conformity with Rule 424 under the Securities Act. References to the Prospectus at any time will refer to the Prospectus as amended or supplemented at such time. CMSI will, prior to the termination of the offering of the offered certificates (the "offering"), promptly advise the Underwriter


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         (i)   when any amendment to the Registration Statement relating to the offered certificates has become effective or any revision of or supplement to the Prospectus has been filed,

         (ii) of any request by the Commission for an amendment of the Registration Statement or the Prospectus or for any additional information,

         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and

         (iv) of the receipt by CMSI of any notification with respect to the suspension of the qualification of the offered certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

CMSI will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain its withdrawal as soon as possible. CMSI will not file prior to the termination of the offering any amendment to the Registration Statement relating to the offered certificates, or any revision of or supplement to the Prospectus, unless a copy has been furnished to the Underwriter for its review prior to filing.

     (c) CMSI represents and warrants to the Underwriter that the Registration Statement on each of the date of this Agreement, the closing date, and each time of sale (as defined below), and the Prospectus as of its date, the closing date, and each time of sale following the date of the Prospectus

         (i) will conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission,

         (ii) the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and

         (iii) the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that CMSI makes no representation or warranty concerning the statements in
               Schedule I under the heading "Underwriter's Statements to be Included in the Prospectus" furnished to CMSI by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus (the "Underwriter supplied Prospectus information").

For purposes of clause (ii) of this section 3(c), the Prospectus will include static pool information on a website for which a URL address or hyperlink was provided in the


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Prospectus but which information is, pursuant to Item 1105(d) of Regulation AB, not deemed to be part of the Prospectus or the Registration Statement.

In this agreement, "time of sale" means the time of sale (as such term is used in Rule 159 under the Securities Act) of offered certificates by the Underwriter to an investor.

     (d) The Underwriter represents and warrants to CMSI that the Underwriter supplied Prospectus information does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they are made, not misleading when considered in conjunction with the rest of the Prospectus. CMSI acknowledges that the Underwriter supplied Prospectus information comprises the only written information furnished by or on behalf of the Underwriter for inclusion in the Prospectus.

     (e) If, at any time when the Prospectus is required to be delivered under the Securities Act,

          (i) an event occurs as a result of which the Prospectus at such time would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or

          (ii) the Prospectus must be revised, amended or supplemented to comply with the Securities Act or the rules and regulations of the Commission thereunder,

CMSI will promptly prepare and file with the Commission a revision, amendment or supplement that corrects such statement or omission or effects such compliance. CMSI will consult with the Underwriter, to the extent reasonably practicable, on the preparation of such revision, amendment or supplement.

     (f) CMSI will furnish to the Underwriter and its counsel, without charge, so long as delivery of the Prospectus is required under the Securities Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as reasonably requested.

     (g) If the third anniversary of the effective date of the Registration Statement occurs within three months after the closing date, CMSI will take action as necessary to permit the public offering and sale of the offered certificates as contemplated by this Agreement.

4.   FREE WRITING PROSPECTUSES AND LOAN TAPE

     (a) CMSI will deliver electronically to the Underwriter in Portable Document Format, not later than two business days following the date on which CMSI notifies the Underwriter that CMSI has chosen it to underwrite the offering, and will promptly file with the Commission, a "free writing prospectus" (as defined in Rule 405 under the Securities Act) containing general information about the offering, the structure of the


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transaction (exclusive of a description of the properties of any particular class of offered certificates), the expected parameters of the mortgage loan pools, the expected subordination levels (+/- 0.5%), risk factors applicable to the mortgage loans, transaction parties known to CMSI, the material tax and ERISA treatment of the Certificates, whether the Certificates will be "mortgage related securities" as defined in the Exchange Act, and URL addresses of or hyperlinks to the core prospectus most recently filed by CMSI with the Commission and to the portion of CMSI's static pool website containing static pool information with respect to REMIC pass-through certificates of the same asset type (as determined by CMSI) as the mortgage loans (including all such static pool information, whether or not included in the Prospectus or Registration Statement pursuant to Item 1105(d) or Regulation AB, the "CMSI free writing prospectus"). CMSI will promptly deliver to the Underwriter electronically in Portable Document Format updated CMSI free writing prospectuses to correct any material misstatements, or omissions to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in previous CMSI free writing prospectuses. References to the CMSI free writing prospectus at any time will refer to the CMSI free writing prospectus most recently delivered to the Underwriter (including by correction of static pool information on a website referred to in the CMSI free writing prospectus) sufficiently prior to such time as to reasonably permit the Underwriter to deliver the CMSI free writing prospectus to the relevant investor.

     (b)  CMSI represents and warrants to the Underwriter that:

          (i) The CMSI free writing prospectus will (A) contain the legend required by section (c)(2)(i) of Rule 433 under the Securities Act, (B) identify the Commission file number of the Registration Statement, and (C) include the URL address of or a hyperlink to an Internet Web site containing static pool information regarding previous issues of CMSI REMIC pass-through certificates of the same asset type as the mortgage loans.

          (ii) At the time of sale, the CMSI free writing prospectus, and the loan tape most recently furnished by CMSI to the Underwriter (as supplemented or corrected by CMSI prior to such time), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that CMSI makes no representation or warranty to the extent that such untrue statement or omission was the result of an untrue statement or omission in, or a failure to provide structural information.

     In this agreement, "structural information" means any of the following types of information supplied by the Underwriter to the investor, to the extent not included in the CMSI free writing prospectus:


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          o    The interest rate or any interest rate formula, the anticipated price range, the yield to maturity and/or call, the weighted average life at the pricing speed and under other scenarios that illustrate the material effects of prepayments or changes in interest rates on offered certificates (with a description of related prepayment, collateral and other assumptions), and other pricing information.

          o    Principal and loss allocations to various classes.

          o    Interest accrual periods for offered certificates.

          o Whether offered certificates represent interests in the entire mortgage pool or in one or more mortgage loan groups.

          o A description of third party credit enhancement or derivative instruments selected by the Underwriter for the offered certificates, together with the identity of and material information about any related provider or counterparty and the ratings assigned to the provider or counterparty.

          o The identity of and material information about any special servicer or credit risk manager selected by the Underwriter for the offered certificates.

          o    The fees and expenses payable to transaction parties.

     (c) CMSI will provide the Underwriter with one or more loan tapes containing "loan level" listings of the mortgage loans that may contain "nonpublic personal information" within the meaning of Regulation S-P of the Commission. The Underwriter acknowledges that, to the extent the listing of the mortgage loans contains any nonpublic personal information, the Underwriter will be bound by the provisions of Rule 11 of Regulation S-P and other applicable law regarding limits on redisclosure and reuse of such information.

     (d) The Underwriter represents and warrants to CMSI that any written communication containing material information about CMSI or its affiliates or the offered certificates furnished to a prospective investor by the Underwriter, other than a CMSI free writing prospectus, the Prospectus, the Registration Statement or the loan tape most recently furnished by CMSI to the Underwriter (as supplemented or corrected by CMSI prior to such time)

         (i) conformed to the terms and conditions for a communication in Rule 134 or a free writing prospectus in Rule 433 under the Securities Act,

         (ii) if a free writing prospectus, consisted solely of ABS informational and computational material (as defined in Item 1101(a) of Regulation AB under the Securities Act) and information regarding status, allocation and confirmation of sale, and


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         (iii) if a free writing prospectus, did not at the time of sale include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, when considered in conjunction with the CMSI free writing prospectus delivered to the investor, in light of the circumstances under which they were made, not misleading, except that the Underwriter makes no representation or warranty to the extent that (A) the misstatement or omission was the result of a misstatement or omission in information supplied by CMSI to the Underwriter that was not corrected by information subsequently supplied by CMSI to the Underwriter sufficiently prior to the time of sale as to reasonably permit the Underwriter to correct any statement made to the investor based on such misstatement, or
               (B) the free writing prospectus substantially restates a statement in the Prospectus or CMSI free writing prospectus (a "restatement"), and does not omit a statement in the Prospectus or CMSI free writing prospectus necessary to make the restatement, when considered in conjunction with the free writing prospectus and other information delivered to the prospective investor, in light of the circumstances under which the restatement was made, not misleading.

     (e) CMSI will file a CMSI free writing prospectus containing (i) a description of the final structure of the offered certificates and (ii) the information contained in the final loan tape delivered to the Underwriter, all in conformity with Rule 433 under the Securities Act.

     (f) The Underwriter will not sell, and will obligate each dealer to whom it sells any offered certificates (which obligation may be in the form of a trade stipulation and which must name CMSI as an intended third party beneficiary) not to sell any offered certificates

          (i) to any investor who is not an institutional investor unless the sale is accompanied or preceded by delivery of the Prospectus, and

          (ii) to any investor prior to the time the Prospectus is filed with the SEC unless at the time of sale the Underwriter delivers to the investor the CMSI free writing prospectus and the supplemental information that is then known or available to the Underwriter.

     (g) The Underwriter will file with the Commission not later than the date of its first use any free writing prospectus that is distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination. CMSI will provide the Underwriter with any filing information needed to complete such filing.

     (h) The Underwriter will, in conformity with Rule 433(g) under the Securities Act, retain all free writing prospectuses that it has used in the offering and that are not filed with the Commission for three years following the initial bona fide offering of the


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offered certificates. If there is any litigation or threatened litigation against CMSI or any of its affiliates with respect to the offering, the Underwriter will, on CMSI's request, make copies of such documents available to CMSI.

     (i) The Underwriter will promptly provide CMSI with any information within the Underwriter's reasonable control that CMSI reasonably requests to enable CMSI to meet its disclosure and reporting obligations under the Securities Act and the Exchange Act in connection with the offered certificates. The Underwriter will use its best efforts to cause any credit enhancement provider, derivative counterparty, special servicer or credit risk manager arranged by the Underwriter in connection with the offered certificates to promptly provide to CMSI such narrative disclosure, financial information, including required accountants' consents, and other information as CMSI may reasonably request to enable CMSI to meet its disclosure and reporting obligations under the Securities Act and the Exchange Act.

5.   OTHER REPRESENTATIONS AND WARRANTIES

     CMSI represents and warrants to the Underwriter that:

     (a) Each of the class A and class B-1 offered certificates will, when issued, be a "mortgage related security," as defined in section 3(a)(41) of the Exchange Act, and each of the offered certificates, when validly authenticated, issued and delivered in accordance with the Pooling Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement.

     (b) On the closing date, each of this Agreement and the Pooling Agreement will have been duly authorized, executed and delivered by CMSI and, assuming the valid execution of such agreements by the other parties, each such agreement will constitute a valid and binding agreement of CMSI enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

     (c) CMSI has been duly organized and is validly existing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

6.   EXPENSES; BLUE SKY

     (a) CMSI will pay all expenses incidental to the performance of its obligations under this Agreement, including expenses of

          (i) preparing, filing, printing and reproducing the Prospectus, of preparing, filing and reproducing the CMSI free writing prospectus, the Registration Statement, this Agreement, and the Pooling Agreement,

          (ii) KPMG LLP, and


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          (iii) preparing and delivering the offered certificates to DTC,

provided, however, that except as provided in this section (a) and in section 10, the Underwriter will pay (A) all of its own expenses, including the fees of Cadwalader, Wickersham & Taft LLP and any other counsel to the Underwriter, (B) any transfer taxes on resale of any of the offered certificates by it, and (C) advertising expenses connected with any offers made by the Underwriter.

     (b) CMSI will use its best efforts to arrange for, and will pay all expenses of, the qualification of the offered certificates for sale under the laws of such jurisdictions as the Underwriter may designate, to maintain such qualifications in effect so long as required for the distribution of the offered certificates and to arrange for the determination of the legality of the offered certificates for purchase by institutional investors, However, CMSI will not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

7.   NO FIDUCIARY RELATIONSHIP

     (a) The Underwriter has been retained solely to act as underwriter in connection with the sale of the offered certificates, and no fiduciary, advisory or agency relationship between CMSI or Citigroup, on the one hand, and the Underwriter on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising CMSI or Citigroup on other matters;

     (b) The purchase price was established by CMSI following discussions and arm's-length negotiations with the Underwriter, and CMSI is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, and the Underwriter will have no fiduciary responsibility or liability to CMSI or Citigroup regarding such transactions.

     (c) Each of CMSI and Citigroup has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of CMSI and Citigroup, and that the Underwriter has no obligation to disclose such interests and transactions to CMSI or Citigroup by virtue of any fiduciary, advisory or agency relationship.

     (d) Each of CMSI and Citigroup waives, to the fullest extent permitted by applicable law, any claims it may have against the Underwriter for breach of fiduciary duty, and agrees that the Underwriter will have no liability (whether direct or indirect) to CMSI or Citigroup in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of CMSI or Citigroup, including stockholders, employees or creditors of CMSI or Citigroup. Any review by the Underwriter of CMSI, the transactions contemplated by this agreement, or any related


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matters will be performed solely for the Underwriter's benefit and not on behalf of CMSI or Citigroup.

8.   CONDITIONS TO THE OBLIGATION OF THE UNDERWRITER

     The Underwriter's obligation to purchase the offered certificates will be subject to the accuracy in all material respects of CMSI's representations and warranties in this Agreement at the date of this Agreement and the closing date, to the accuracy of the statements of CMSI made in any officer's certificate delivered pursuant to this Agreement, to the performance by CMSI of its obligations under this Agreement, and to the following additional conditions on the closing date:

     (a) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose instituted and pending or threatened.

     (b) CMSI has delivered to the Underwriter a certificate of CMSI, dated the closing date and signed by the President, Senior Vice President, Vice President or an Assistant Vice President of CMSI, to the effect that the signer of the certificate has examined the Registration Statement, the Prospectus and this Agreement and that:

         (i) CMSI's representations and warranties in this Agreement are true and correct in all material respects on the closing date with the same effect as if made on the closing date, and CMSI has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the closing date; and

         (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose instituted and pending or, to such officer's knowledge, threatened as of the closing date.

     (c) CMSI has delivered to the Underwriter an opinion, dated the closing date, of the General Counsel, Finance and Capital Markets of Citigroup Inc., to the effect that:

         (i) Each of CMSI and CMI is a validly existing corporation in good standing under the laws of the State of Delaware and the State of New York, respectively, with corporate power and authority under such laws to own its properties and assets and conduct its business as described in the Prospectus;

         (ii) Citibank, N.A. has been duly chartered and is validly existing as a national banking association in good standing under the laws of the United States;

         (iii) This Agreement has been duly authorized, executed and delivered by each of CMSI and Citigroup Inc.;


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        (iv)   The Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by CMSI and each originator and constitutes the valid and legally binding obligation of CMSI and each such originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity;

        (v) The Pooling Agreement has been duly authorized, executed and delivered by CMSI, CMI, as Servicer and Master Servicer, and Citibank, N.A., in its individual capacity and as Paying Agent, Certificate Registrar and Authentication Agent and, assuming valid execution thereof by U.S. Bank National Association, in its individual capacity and as Trustee, constitutes a valid and legally binding agreement of CMSI, CMI, and Citibank, N.A., enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity;

        (vi) The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund (as defined in the Pooling Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

        (vii) The offered certificates have been duly authorized, executed, issued, authenticated and delivered, and are validly issued and outstanding and entitled to the benefits provided by the Pooling Agreement;

        (viii) Assuming that the offered class A and class B-1 offered certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such offered certificate at such time will be a "mortgage related security," as defined in section 3(a)(41) of the Exchange Act;

        (ix) The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel:

               (A) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened under the Securities Act.

               (B) Each of the Registration Statement at its effective date and the closing date, and the Prospectus at its date and the closing date (in each case, with the exception of any information incorporated by


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               reference therein and any numerical, financial, statistical or quantitative data) appeared on its face to conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission.

               (C) The descriptions in the Prospectus and the Pooling Agreement at the closing date of the offered certificates, and of the aspects of certain statutes as set forth in the Prospectus under the heading "Core prospectus--ERISA considerations" and "Prospectus supplement--Additional ERISA considerations," are, to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, accurate in all material respects.

        (x) Such other opinions with regard to secured transactions, bankruptcy, insolvency and related matters as the Underwriter reasonably requests; and

        (xi) Each originator affiliated with CMSI is a Delaware corporation, a New York corporation, a federal savings bank or a national banking association, as the case may be, validly existing under applicable law, with full power and authority under such law to own its properties and conduct its business as described in the Prospectus.

Such opinion may express its reliance (1) as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling Agreement, (2) as to legal matters relating to the Employee Retirement Income Security Act of 1974, on an opinion, dated the closing date, of counsel acceptable to the Underwriter, and (3) as to legal matters relating to secured transactions, bankruptcy, insolvency and related matters, on an opinion, dated the closing date, of Cadwalader, Wickersham & Taft LLP, special bankruptcy counsel to CMSI. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than CMSI, CMI, Citibank, N.A., Citigroup Inc. and the originators. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law, and the federal law of the United States.

     (d) CMSI has delivered to the Underwriter a letter, dated the closing date, of the General Counsel, Finance and Capital Markets of Citigroup Inc., to the effect that in the course of such counsel's review of the Registration Statement and the Prospectus and discussion of the same with certain officers of CMSI and the originators and their auditors, no facts came to the attention of such counsel that led such counsel to believe that

         (i) the Registration Statement as of its effective date or the closing date included an untrue statement of a material fact or omitted to state a


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               material fact required to be stated therein or necessary to make the statements therein not misleading, or

         (ii) the Prospectus as of its date or the closing date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no view as to any information incorporated by reference or any financial, numerical, statistical or quantitative data in the Registration Statement or the Prospectus.

     (e) CMSI has delivered to the Underwriter an opinion, dated the closing date, of Cadwalader, Wickersham & Taft LLP, special tax counsel to CMSI, to the effect that the statements in the Prospectus under the headings "Core prospectus-Taxation of certificate holders," "Core prospectus--Taxation of the Trust," and "Prospectus supplement--Federal income tax consequences," to the extent such statements summarize material tax consequences of the purchase, beneficial ownership and disposition of the offered certificates to the holders thereof described therein, are correct in all material respects.

     (f) The Underwriter have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriter, such opinion or opinions, dated the closing date, with respect to the issuance and sale of the offered certificates, the Registration Statement and the Prospectus, and such other related matters as the Underwriter may reasonably request.

     (g) KPMP LLP have furnished to the Underwriter a letter, dated the closing date, in form and substance satisfactory to the Underwriter, stating in effect that they have performed certain specified procedures, agreed upon between KPMG LLP, CMSI and the Underwriter, as a result of which they have determined that the information of an accounting, financial or statistical nature with respect to "static pool information" contained on CMSI's website at www.citimortgagembs.com relating to REMIC pass-through certificates issued after January 1, 2006 and included in the Prospectus under Rule 312 of the Commission's Regulation S-T, agrees with the accounting records of the originators, excluding any questions of legal interpretation

     (h) KPMG LLP have furnished to the Underwriter a letter, dated the closing date, in form and substance satisfactory to the Underwriter, stating in effect that:

         (i) They have performed certain specified procedures, agreed upon between KPMG LLP CMSI and the Underwriter, as a result of which they have determined that the information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the originators and which is obtained from an analysis of a sample of the mortgage loans) set forth in the Prospectus under the caption "Prospectus supplement--Summary--Series overview--the mortgage loans at April 1, 2006 (the cut-off date)" and in the detailed description relating to such prospectus supplement and the mortgage loans agrees with the accounting records of the originators, excluding any questions of legal interpretation.

         (ii) They have compared the data contained in a data sheet or computer tape prepared by CMI for the mortgage loans to information contained in the mortgage loan files furnished by the originators and in such other sources as will be specified by them, based on an appropriate sampling thereof, and found such data and information to be in agreement, unless otherwise noted in such letter.

     (i) If there is more than one class of offered certificates, KPMG LLP have furnished to the Underwriter a letter, dated the date of the Prospectus, in form and substance satisfactory to the Underwriter, stating in effect that:

         (i) Using the assumptions and methodology used by CMSI (which include and do not conflict with any assumptions and methodology set forth in the Prospectus), all of which will be described by reference in such letter, they have recalculated the percentages and weighted average lives set forth in the Prospectus in the tables relating to the "Prospectus supplement--Principal balance as percent of initial principal balance" for each class of offered certificates at certain percentages of the prepayment model to be set forth in the Prospectus, compared the results of their calculations to the corresponding items in the respective table and found each such percentage and weighted average life set forth in each such table to be in agreement with the respective results of such calculations.

         (ii) Using the assumptions and methodology prescribed in the Prospectus, they have recalculated, for each distribution day (as defined in the Prospectus), the aggregate of the amount of cash to be on deposit in the Trust on the determination day immediately preceding such distribution day and found that such aggregate amount equals or exceeds the aggregate amount of interest and distributions in reduction of principal balance that is distributable on the offered certificates on the following distribution day, as recalculated by them.

         (iii) Using the assumptions and methodology prescribed in the Pooling Agreement and the Prospectus, they have recomputed the last distribution day for each class of offered certificates and found such dates to be in agreement with those set forth in the Prospectus.

         (iv) If one or more classes of offered certificates will be entitled to receive distributions in respect of interest at other than a fixed rate or distributions in reduction of principal balance according to a schedule of planned or targeted balances, or have other characteristics which give rise to the use of tables in the Prospectus reflecting yield or cash flow, such letters will also set forth such other statements as are customarily set forth by KPMG LLP in such letters with respect to such classes.

          (v) Using the assumptions and methodology used by CMSI set forth in the Prospectus, all of which will be described by reference in such letter, they have recalculated the percentages set forth in the Prospectus in the tables entitled "Prospectus supplement--Weighted average lives and yields to maturity--Pre-tax yield to maturity" of classes B-2 and B-3, compared the results of their calculations to the corresponding items in such table and found each such percentage set forth in such table to be in agreement with the results of such calculations.

     (j) Subsequent to the date hereof, there will not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of CMSI which the Underwriter concludes, after consultation with CMSI, in the judgment of the Underwriter, materially impairs the investment quality of the offered certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the offered certificates as contemplated by the Prospectus.

     (k) The offered certificates have been rated at least the rating or ratings specified in Schedule I by the rating agency or agencies specified in Schedule I and such ratings will not have been rescinded or placed under review.

     (l) CMSI have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested not less than three full business days prior to the closing date.

If any of the conditions specified in this section 8 are not fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the closing date by the Underwriter. Notice of such cancellation will be given to CMSI in writing, or by telephone or telegraph confirmed in writing.

9.   CONDITION TO THE OBLIGATION OF CMSI

     The obligation of CMSI to issue and sell the offered certificates will be subject to the satisfaction of the conditions that

     (a) on the closing date the class B-4, B-5 and B-6 certificates (as described in the Prospectus) have been issued and sold under the Purchase Agreement dated the date of this Agreement among CMSI, Citigroup Inc. and the purchaser thereof; and

     (b) the Underwriter has advised CMSI of the final structure of the offered certificates sufficiently in advance of the closing date so as to enable CMSI to prepare the Prospectus for delivery to the Underwriter by the closing date.

10.  INDEMNIFICATION AND CONTRIBUTION

     (a) In this section 10,

          (i) "claims" includes losses, claims, damages, expenses (including legal and other expenses reasonably incurred in investigating or defending the claims, and damages resulting from the Underwriter's having to reform a contract for the sale of securities to an investor) or liabilities, joint or several, (or actions in respect thereof) under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, and

          (ii) a "controlling person" of a party is a person that controls the party within the meaning of either the Securities Act or the Exchange Act, and in the case of CMSI includes any person who signed the Registration Statement.

     (b) CMSI will indemnify and hold harmless the Underwriter and each of its controlling persons against any claims to which any of them becomes subject, to the extent such claims arise out of or are based upon a breach of any representation or warranty given by CMSI to the Underwriter in section 3(a), 3(c) or 4(b).

     (c) The Underwriter will indemnify and hold harmless CMSI and each of its controlling persons against any claims to which any of them becomes subject, to the extent such claims are based upon breach of any express representation or warranty given by the Underwriter to CMSI in section 3(d) or 4(d).

     (d) The indemnities in sections 10(b) and 10(c) will be in addition to any liability that CMSI or the Underwriter may otherwise have.

     (e) If a person entitled to indemnification under this section 10 is notified of any action or threatened action involving a claim for which the person may be entitled to seek indemnification or reimbursement under this section 10, the person must promptly notify the indemnifying party in writing of the action. However, such person's failure to notify the indemnifying party will not relieve the indemnifying party from any liability to such person (i) under this section 10 except to the extent that the indemnifying party is materially prejudiced by such failure, or (ii) otherwise than under this section 10.

The indemnifying party will be entitled to participate in any such action, and to the extent that it may elect by written notice delivered to the indemnified person promptly after being notified by the indemnified person of the action, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified person. However, if the defendants in any such action include both indemnified persons and the indemnifying party, and an indemnified person reasonably concludes that there may be legal defenses available to it and/or other indemnified persons that are different from or additional to those available to the indemnifying party, the indemnified person or persons may select a single separate counsel to assert such legal defenses and to otherwise participate in the defense of the action on behalf of such indemnified person or persons.

Upon the indemnifying party's so assuming the defense of the action, the indemnifying party will not be liable to the indemnified person in connection with the defense thereof, except

          (i) for the expenses of a single separate counsel to represent indemnified persons in accordance with the last sentence in the preceding paragraph, or

          (ii) where the indemnifying party does not employ counsel reasonably satisfactory to the indemnified person within a reasonable time after the indemnified person notifies the indemnifying party of the action.

     The indemnifying party will not be liable for a settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party will indemnify the indemnified person from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will settle any pending or threatened proceeding without the prior written consent of each person who could seek indemnity under this section 10 with respect to such proceeding, unless such settlement

          (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of such person, and

          (ii) includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

     (f) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this section 10 is due in accordance with its terms but is legally unavailable or insufficient to hold harmless an indemnified person, CMSI and the Underwriter will contribute to the aggregate claims to which CMSI and the Underwriter may be subject in an appropriate proportion to reflect both the relative benefits received by and the relative fault of CMSI and the Underwriter, except that no person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. The relative benefits received by CMSI and the Underwriter will be deemed to be in the same proportion as the total net proceeds received by CMSI bears to the total underwriting discount and commission received by the Underwriter. Relative fault will be determined by reference to whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, or such inaccurate or untrue statement or representation, relates to information supplied by CMSI or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement, omission or representation. For purposes of this section 10, each controlling person will have the same rights to contribution as the related party. Any person entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such person for which a claim for contribution may be made against a party under this section (f), notify the party from whom contribution may be sought, but the omission to so notify such party will not relieve such party from any other obligation it may have under this section (f) or otherwise. Notwithstanding the foregoing, the Underwriter will not be required to contribute any amount in excess of the amount by which the total price at which the offered certificates were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

11.  TERMINATION

     This Agreement will be subject to termination in the absolute discretion of the Underwriter, by notice given to CMSI prior to delivery of and payment for the offered certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange has been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York is declared by either federal or New York State authorities, or (iii) there is a material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States makes it, in the reasonable judgment of the Underwriter after consultation with CMSI, impracticable to market the offered certificates.

12.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE

     The respective agreements, representations, warranties, indemnities and other statements of CMSI and Citigroup Inc. and their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, CMSI or Citigroup Inc. or any of the officers, directors or controlling persons referred to in section 10 hereof, and will survive delivery of and payment for the offered certificates. The provisions of sections 10 and 13 hereof will survive the termination or cancellation of this Agreement.

13.  OBLIGATION OF CITIGROUP INC.

     Citigroup Inc. agrees, in consideration of and as an inducement to the Underwriter's purchase of the offered certificates from CMSI, to indemnify and hold harmless the Underwriter, and each person who controls the Underwriter against any failure by CMSI to perform any of its obligations under this Agreement, including any obligation of CMSI to the Underwriter pursuant to sections 6 and 10 hereof, after receipt from the Underwriter of written notice of any such failure.

14.  SUCCESSORS

     This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in section 10 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

15.  APPLICABLE LAW

     This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16.  MISCELLANEOUS

     This Agreement supersedes all prior or contemporaneous agreements and understandings relating to its subject matter. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

17.  NOTICES

     All communications hereunder will be in writing and effective only upon receipt and, if sent to the Underwriter, will be delivered to the Underwriter's address first stated in this Agreement (with a copy to its General Counsel's Office), or if sent to CMSI, will be delivered to Citicorp Mortgage Securities, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368, Attn: Larry Kent Slough, or if sent to Citigroup Inc., will be delivered to Citigroup Inc., Citigroup Center, 153 East 53rd Street, 6th Floor, New York, New York 10043, Attn: Gregory Ehlke.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the undersigned a copy hereof, whereupon this letter and your acceptance will represent a binding agreement among CMSI, Citigroup Inc. and the Underwriter.

                                        Very truly yours,

                                        CITICORP MORTGAGE SECURITIES, INC.


                                        By: /s/ Larry Kent Slough
                                            ------------------------------------
                                            Larry Kent Slough
                                            Senior Vice President


                                        CITIGROUP INC.


                                        By: /s/ Gregory C. Ehlke
                                            ------------------------------------
                                            Gregory C. Ehlke
                                            Assistant Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HSBC SECURITIES (USA) INC.


By: /s/ Maureen Bolton
    ---------------------------------
Name: Maureen Bolton
      Authorized Signatory

                                   SCHEDULE I

                   Underwriting Agreement dated March 17, 2006

                 REMIC Pass-Through Certificates, Series 2006-2

Description of mortgage loans:   For each pool of mortgage loans, the
                                 description under COLLATERAL INFORMATION on the Trade Ticket that is attached as Attachment A hereto. Any reference in the Trade Ticket to 15
                                 YR REG N/C means 10- to 15- year fixed-rate conventional one- to four-family mortgage loans, any reference to 15 YR NC ALT-A means
                                 10- to 15- year fixed-rate Alt-A one- to four-family mortgage loans, any reference to 30
                                 YR REG N/C means 20- to 30- year fixed-rate conventional one- to four-family mortgage loans, any reference to 30 YR RELO N/C means
                                 20- to 30- year fixed-rate conventional one- to four-family mortgage loans that are originated through corporate relocation programs, any reference to 30 YR REG N/C IO means 20- to 30-year fixed-rate conventional one- to four-family mortgage loans that have an interest-only period of ten years following origination, any reference to 30 YR NC ALT-A means 20- to 30- year fixed-rate Alt-A one- to four-family mortgage loans, and any reference to 30 YR NC ALT-A IO means 20- to 30- year fixed-rate Alt-A one- to four-family mortgage loans that have an interest-only period of ten years following origination. The aggregate principal balance of the mortgage loans in each pool is shown on the Trade Ticket under Trade
                                 Amount, and is subject to an upward or downward variance by closing of up to 5%. The weighted average per annum interest rate of the mortgage loans in each pool as of the cut-off date is expected to be the percentage shown for the pool under WAC--Final Pool on the Trade Ticket, plus or minus the basis points per annum shown on the Trade Ticket. The weighted average remaining term to stated maturity of the mortgage loans in each pool as of the cut-off date is expected to be the number of months for the pool shown under WAM--Final Pool on the Trade Ticket, plus or minus the number of months shown on the Trade Ticket, except that the number of months can not exceed 180 for a pool of 15 YR REG N/C and 15 YR NC ALT-A mortgage loans or 360 for a pool of 30 YR REG
                                 N/C, 30 YR RELO N/C, 30 YR REG N/C IO or 30 YR
                                 NC ALT-A mortgage loans.

Offered certificates:            Senior class A (NON-PO) and, if shown on a
                                 Trade Ticket, class A-PO and/or class A-IO certificates (the "offered class A certificates") and subordinated class
                                 B-1, B-2 and B-3 certificates (the "offered class B certificates").

                                 If there is only a single pool of mortgage loans, each class of offered certificates has a principal balance equal to the percentage for the class specified under SIZE in the Trade Ticket of the Trade Amount specified in the Trade Ticket.

                                 If there is more than one pool of mortgage loans:

                                 (a) The offered class A certificates (other than any offered class A-IO certificates) in each "group" (as defined in the Pooling Agreement) have a principal balance equal to the percentage for the class specified under SIZE for the related pool of the related Trade Amount specified in the Trade Ticket, and

                                 (b) Each class of offered class B certificates has a principal balance equal to the aggregate of the principal balance of its component classes. The principal balance of a component class of a class of certificates equals the percentage for such class specified under SIZE of the Trade Amount, as such SIZE and Trade Amount are specified for the pool related to the group for the component class on the Trade Ticket.

                                 The principal balance of each class of
                                 certificates is subject to upward or downward variance at closing of up to 5%.

                                 The offered class A certificates may include one or more classes of class A certificates with the prior consent of an authorized officer of CMSI, which consent will not unreasonably be withheld. Additionally, class A-PO and A-IO certificates may be composite classes of certificates formed from ratio-stripped PO and IO component classes, respectively, from different pools.

Purchase price:                  If there is a single pool of mortgage loans,
                                 the sum of (a), (b) and (c):

                                 (a) The aggregate of the prices of each class of offered certificates. The price of a class of certificates is calculated by multiplying the principal balance (or for any ratio-stripped IO class, notional balance) of the class at closing by the PRICE INFORMATION percentage for the class shown on the Trade Ticket.

                                 (b) Accrued interest on the aggregate principal balance (or, for any ratio-stripped IO class, notional balance) at closing of each class of offered certificates from (and including) the ISSUE DATE shown on the Trade Ticket to (but excluding) the SETTLEMENT DATE shown on the

                                 Trade Ticket at a rate per annum equal to the target rate stated in the Pooling Agreement.

                                 (c) $75,000.

                                 If there is more than one pool of mortgage loans, the sum of (d), (e) and (f):

                                 (d) The aggregate, for each pool, of the prices of each class (or component class) of offered certificates listed on the Trade Ticket, calculated by multiplying the principal balance (or for any ratio-stripped IO class, notional balance) at closing of each class (or component class) of offered certificates in the group related to the pool (other than any composite classes) by the PRICE INFORMATION percentage for the class (or component class) shown for such pool on the Trade Ticket.

                                 (e) accrued interest on the aggregate principal balance (or, for any ratio-stripped IO certificates, notional balance) at closing of the offered certificates (other than any composite classes or ratio-stripped PO classes of certificates) from (and including) the ISSUE DATE shown on the Trade Ticket to (but excluding) the SETTLEMENT DATE shown on the Trade Ticket at a rate per annum equal to the target rate for the pool stated in the Pooling Agreement.

                                 (f) $75,000.

Originator and Address:          CitiMortgage, Inc.(1)
                                 1000 Technology Drive
                                 O'Fallon, Missouri 63368

Cut-off date:                    The ISSUE DATE shown on the Trade Ticket

Ratings of
offered certificates:            Each class of offered certificates will have
                                 the ratings of the rating agencies shown on the Trade Ticket. "S&P" on the Trade Ticket refers to Standard & Poor's Ratings Services,
                                 "Moody's" refers to Moody's Investors Service,
                                 Inc., and "Fitch" refers to Fitch Ratings.

Denominations:                   The denominations of each class of offered
                                 certificates will be as set forth in the Prospectus. Such denominations will be set by the Underwriter, except that (1) the minimum denomination of each certificate of a class of offered certificates will be $1,000, and (2) if the initial principal or notional balance of an offered class of certificates is not a permitted denomination for a certificate of that class, one

----------
(1) Mortgage loans of this originator include mortgage loans originated by Citibank, N.A. or originated or acquired by Citibank, Federal Savings Bank certificate of the class may be issued in a different denomination.

Underwriter's Statements to
be Included in the Prospectus:   The purchase price for the offered certificates
                                 will be set by the underwriter or negotiated by the purchaser and the underwriter at the time of sale.

                                 Subject to the terms and conditions of the underwriting agreement among Citigroup Inc., CMSI and the underwriter, the underwriter will purchase the offered certificates from CMSI upon issuance. The underwriter has committed to purchase all of the offered certificates if any certificates are purchased. The underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                                 In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from CMSI in the form of underwriting discounts.

                                 IN CONNECTION WITH THIS OFFERING, THE
                                 UNDERWRITER MAY OVER-ALLOT OR EFFECT
                                 TRANSACTIONS THAT STABILIZE OR MAINTAIN THE
                                 MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

Delivery and Payment:            Same day funds by federal funds wire.

Closing date and Location:       10:00 a.m. (New York City time) on the
                                 SETTLEMENT DATE shown on the Trade Ticket at the offices of:

                                 Citigroup Inc.
                                 425 Park Avenue, 2nd Floor
                                 New York, New York 10022

                                  ATTACHMENT A


                                       A-1